Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report, dated March 1, 2005, relating to the consolidated financial statements of GB&T Bancshares, Inc. and subsidiaries for the three years ended December 31, 2004, included in this Annual Report on Form 10-K and incorporated by reference in the previously filed Registration Statements of GB&T Bancshares, Inc. on Form S-3D (File Number 333-64197), Form S-8 (File Number 333-102666) and Form S-8 (File Number 333-121979).

/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
March 14, 2005